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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1996, with respect to the financial statements of Red Pepper Software Company included in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-12815) and related Prospectus of PeopleSoft, Inc. and Consent Solicitation Statement of Red Pepper Software Company for the registration of 2,710,380 shares of the common stock.


                                           ERNST & YOUNG LLP

San Jose, California
October 1, 1996